Exhibit 10.1

AGREEMENT

AGREEMENT (the “Agreement”), dated as of April 10, 2006, between Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Cohen & Steers Capital Management, Inc. (“Cohen & Steers”).

WHEREAS, Cohen & Steers Quality Income Realty Fund, Inc. (“RQI”) is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and its common shares are registered under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, Cohen & Steers Premium Income Realty Fund, Inc. (“RPF”) is a non-diversified, closed-end management investment company registered under the 1940 Act, and its common shares are registered under the 1933 Act;

WHEREAS, Cohen & Steers REIT and Preferred Income Fund, Inc. (“RNP”) is a non-diversified, closed-end management investment company registered under the 1940 Act, and its common shares are registered under the 1933 Act;

WHEREAS, Cohen & Steers REIT and Utility Income Fund, Inc. (“RTU”) is a non-diversified, closed-end management investment company registered under the 1940 Act, and its common shares are registered under the 1933 Act;

WHEREAS, Cohen & Steers Select Utility Fund, Inc. (“UTF”) is a non-diversified, closed-end management investment company registered under the 1940 Act, and its common shares are registered under the 1933 Act;

WHEREAS, Cohen & Steers Dividend Majors Fund, Inc. (“DVM”) is a non-diversified, closed-end management investment company registered under the 1940 Act, and its common shares are registered under the 1933 Act;

WHEREAS, Cohen & Steers Worldwide Realty Income Fund, Inc. (“RWF”) is a non-diversified, closed-end management investment company registered under the 1940 Act, and its common shares are registered under the 1933 Act (RQI, RPF, RNP, RTU, UTF, DVM and RWF being referred to collectively as the “Funds”);

WHEREAS, Cohen & Steers is the investment manager and the administrator of the Funds;

WHEREAS, Merrill Lynch acted as an underwriter in an offering of the common shares for each of the Funds (the “Offerings”);

WHEREAS, pursuant to an Additional Commission Agreement or Additional Compensation Agreement with respect to each of the Funds entered into by Cohen & Steers and Merrill Lynch on the respective dates set forth on Schedule A hereto (the “Additional Compensation Agreements”), Cohen & Steers agreed to pay Merrill Lynch additional underwriting compensation in connection with the Offerings (“Additional Compensation”) and Merrill Lynch agreed in connection therewith to provide, upon request, among other things, certain after-market support and informational services to Cohen & Steers during the respective terms of the Additional Compensation Agreements (the “Services”), which Merrill Lynch has provided or has been willing to provide through the date hereof;

WHEREAS, pursuant to interpretations of the Rules of the National Association of Securities Dealers, Inc. in effect at the time of the Offerings, each Additional Compensation Agreement limits the amount of Additional Compensation that may be paid to Merrill Lynch under the respective Additional Compensation Agreement (“Additional Compensation Limit”);

WHEREAS, Cohen & Steers and Merrill Lynch desire to terminate the Additional Compensation Agreements in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1.	Cohen & Steers agrees to pay to Merrill Lynch the amount of $72,000,000 (the “Payment”) on the Payment Date (as hereinafter defined).

2.	In connection with the Payment, Cohen & Steers agrees effective as of March 31, 2006 to discharge Merrill Lynch of any obligation, and as of such date Merrill Lynch shall have no further duty, to provide to Cohen & Steers any Services.

3.	As consideration for the Payment, Merrill Lynch acknowledges and agrees that, effective as of March 31, 2006, notwithstanding anything in the Additional Compensation Agreements to the contrary, the Additional Compensation Agreements shall terminate and the Payment shall discharge Cohen & Steers of any and all obligations under the Additional Compensation Agreements, including but not limited to, the future payment of Additional Compensation as provided therein.

4.	Each of Cohen & Steers and Merrill Lynch represents and warrants that the Payment is in accordance with the applicable laws and regulations relating to the Additional Compensation Limit. Each of Cohen & Steers and Merrill Lynch agrees to indemnify the other, and each of their directors, officers and affiliates, for any breach of this representation and warranty.

5.	Cohen & Steers shall make the Payment on April 17, 2006 at 10:30 a.m., New York time, or as soon as practicable thereafter (the “Payment Date”).

6.	This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the Offerings. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement,, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Merrill Lynch and Cohen & Steers.

7.	All notices required or permitted to be sent under this Agreement shall be sent, if to Cohen & Steers:

Cohen & Steers Capital Management, Inc.

280 Park Avenue

New York, NY 10017

Attention: General Counsel

or if to Merrill Lynch:

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Attention: General Counsel

or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the US mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

8.	This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COHEN & STEERS CAPITAL MANAGEMENT, INC.		MERRILL LYNCH & CO MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Martin Cohen	By:	/s/ Mitchell Cox
Name:	Martin Cohen	Name:	Mitchell Cox
Title:	Co-Chairman and Co-CEO	Title:	First Vice President

Schedule A

Dates of Additional Compensation Agreements

Fund	Date of Agreement
RQI	February 28, 2002
RPF	August 30, 2003
RNP	June 27, 2003
RTU	January 30, 2004
UTF	March 30, 2004
DVM	January 26, 2005
RWF	March 31, 2005